                                                                    EXHIBIT 11.1

                          MUTUAL RISK MANAGEMENT LTD.

                       COMPUTATION OF EARNINGS PER SHARE

                                                                  1996                1995           1994

                                                             (in thousands except share and per share amounts)

Income Available to Common Shareholders                            $37,032            $30,164        $24,973
                                                            ===============      =============  =============

Weighted Average Common Shares
     Common shares outstanding                                  18,183,435         17,719,718     17,369,590
                                                            ---------------      -------------  -------------

     Common share equivalents associated with options,
       warrants and Redeemable Common Shares :
        Options                                                  2,051,157          1,821,247      1,598,963
        Redeemable Common Shares                                   468,584            468,584        468,584
                                                            ---------------      -------------  -------------
                                                                 2,519,741          2,289,831      2,067,547

     Common Shares purchased with proceeds from
      options and warrants exercised                            (1,553,543)        (1,435,991)    (1,414,837)
                                                            ---------------      -------------  -------------
                                                                   966,198            853,840        652,709
                                                            ---------------      -------------  -------------


     Total Weighted Average Common Shares                       19,149,633         18,573,558     18,022,300
                                                            ===============      =============  =============

Earnings Per Common Share
   Net income available to common shareholders                       $1.93              $1.62          $1.39
                                                            ===============      =============  =============
